SMITH BARNEY INVESTMENT TRUST
AMENDMENT NO. 3
TO
THE FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT

AMENDMENT NO. 3 to the First Amended and Restated
Master Trust Agreement dated as of February 28, 1998 (the
"Agreement") of Smith Barney Investment Trust (the
"Trust"), made as of the 13th day of October 1999.

WITNESSETH:

WHEREAS, Article VII, Section 7.3 of the Agreement provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment
Company Act of 1940, as amended, by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and WHEREAS, the Trustees have the authority under
Section 4.1 of the Agreement to issue shares in one or more
Sub-Trusts (as defined in the Agreement); to establish and designate such Sub-Trusts; and to issue classes of shares
(as defined in the Agreement) of any Sub-Trust or divide the shares of any Sub-Trust into classes, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine, and to establish and designate the specific classes of shares of each Sub-Trust;
and
WHEREAS, on July 28, 1999, a majority of the Trustees voted to authorize the establishment of two new Sub-Trusts to be designated as the "Smith Barney U.S. 5000 Index Fund" and "Smith Barney EAFE Index Fund," each of which shall consist of two classes of shares to be designated as Class
A and Class D; and
WHEREAS, the undersigned has been duly authorized by the Trustees to execute and file this Amendment No. 3 to the Agreement; and
NOW, THEREFORE, the Agreement is hereby amended as follows:
1. The first paragraph of Article IV, Section 4.2 of the Agreement is hereby amended to read in pertinent part as follows:
"Section 4.2 Establishment and Designation of Sub-Trusts.
Without limiting the authority of the Trustees set forth in
Section 4.1 to establish and designate any further Sub-
Trusts and classes, the Trustees hereby establish and designate the following Sub-Trusts and classes thereof:
Smith Barney Intermediate Maturity California Municipals
Fund, Smith Barney Intermediate Maturity New York
Municipals Fund, Smith Barney Large Capitalization Growth
Fund, Smith Barney S&P 500 Index Fund; Smith Barney Mid Cap
Blend Fund, Smith Barney U.S. 5000 Index Fund and Smith
Barney EAFE Index Fund, each of which shall consist of one class designated as Class A, and solely with respect to Smith Barney Intermediate Maturity California Municipals
Fund, Smith Barney Intermediate Maturity New York
Municipals Fund, Smith Barney Large Capitalization Growth
Fund, Smith Barney S&P 500 Index Fund; Smith Barney Mid Cap
Blend Fund, additional classes designated as Class B, Class
L and Class Y shares and solely with respect to the Smith
Barney S&P 500 Index Fund, Smith Barney U.S. 5000 Index
Fund, and Smith Barney EAFE Index Fund an additional class designated as Class D shares, and solely with respect to Smith Barney Mid Cap Blend Fund, Smith Barney Large
Capitalization Growth Fund and Smith Barney S&P 500 Index
Fund an additional class designated as Class Z shares. The
Shares of such Sub-Trusts and classes thereof and any Shares of any further Sub-Trust or classes that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:"

The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement.
IN WITHNESS WHEREOF, the undersigned has hereto set his hands as of the day and year first above written.

	SMITH BARNEY
INVESTMENT TRUST

	By:  /s/

	Name:  Michael
Kocur
	Title:
Assistant Secretary
LEGAL\FUNDS\SLIT\MTA AMENDMENT 3